TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 15, 2000
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 15, 2000
AMENDMENT NUMBER ONE TO THE DMI FURNITURE, INC. 1993 LONG TERM INCENTIVE STOCK PLAN FOR EMPLOYEES
DMI FURNITURE, INC. 1993 LONG TERM INCENTIVE STOCK PLAN FOR EMPLOYEES

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

DMI FURNITURE, INC.
(Name of Registrant as Specified in its Charter)

DMI FURNITURE, INC.
(Name of Person(s) Filing Proxy Statement)

      Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

DMI FURNITURE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 15, 2000

      The annual meeting of Stockholders of DMI Furniture, Inc. (the “Corporation”), will be held at The Brown Hotel, Fourth and Broadway, Louisville, Kentucky on Tuesday, February 15, 2000, at 10:00 a.m. local time, for the purpose of:

1.	Electing five directors to serve until the 2001 annual meeting of Stockholders and until their successors have been elected and qualified.

2.	Acting on a proposal to amend the Corporation’s 1993 Long-Term Incentive Stock Plan for Employees.

3.	Acting on a proposal to appoint Arthur Andersen LLP as auditors for the 2000 fiscal year.

4.	Transacting such other business as may properly come before the meeting.

      The board of directors has fixed the close of business on December 28, 1999, as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

      The holders of a majority of the Corporation’s issued and outstanding common stock, present in person or represented by proxy, will constitute a quorum.

      All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, please sign and date the enclosed proxy and return it promptly so that your stock may be voted. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

Joseph G. Hill Vice President, Finance; Chief Financial Officer; Treasurer and Secretary

Louisville, Kentucky
December 30, 1999

DMI FURNITURE, INC.

One Oxmoor Place
101 Bullitt Lane
Louisville, Kentucky 40222

PROXY STATEMENT FOR ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD FEBRUARY 15, 2000

      This proxy statement is furnished in connection with the solicitation by the board of directors of DMI Furniture, Inc. (the “Corporation”), of proxies in the accompanying form for use at the annual meeting of stockholders to be held on February 15, 2000, and at any adjournment thereof.

      This proxy statement and accompanying form of proxy were first sent or given to stockholders on or about December 30, 1999.

VOTING

      The board of directors has fixed the close of business on December 28, 1999, as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. On that date, there were 4,050,214 shares of the Corporation’s common stock issued and outstanding. Each share of common stock is entitled to one vote on all matters coming before the annual meeting. Stockholders may not vote cumulatively in the election of directors. A majority of the outstanding shares of common stock will constitute a quorum.

      Shares of common stock represented by properly executed proxies received before the closing of the polls at the annual meeting will be voted as directed by the stockholders, unless revoked as described below. Under Delaware law, proxies marked as abstentions are not counted as votes cast. In addition, shares held in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast. If no instructions are given, shares represented by executed but unmarked proxies will be voted FOR election of the individuals nominated as directors and FOR approval of the proposals being submitted to the Corporation’s stockholders at the annual meeting. If any other matter is brought before the annual meeting, shares represented by proxies will be voted by the proxy holders as directed by a majority of the board of directors.

      A stockholder who completes and returns the proxy that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the annual meeting. A stockholder may revoke a proxy by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of the Corporation at the Corporation’s main office address at any time before the annual meeting. Stockholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the annual meeting before the closing of the polls, or by attending the annual meeting and voting in person. The presence of a stockholder at the annual meeting will not automatically revoke the stockholder’s proxy.

PRINCIPAL HOLDERS OF VOTING SECURITIES

      The following table presents information as of December 28, 1999, relating to the common stock beneficially owned by the Corporation’s directors and executive officers and by the beneficial owners of more than five percent of the common stock, the Corporation’s only class of outstanding stock.

	Shares
Name & Address of	Beneficially		Percentage
Beneficial Owner	Owned		of Class (1)

Donald D. Dreher	643,250	(2)	14.1%

One Oxmoor Place 101 Bullitt Lane Louisville, KY 40202

Cannell Capital Management	352,500		8.7%

600 California St., 14th Flr San Francisco, CA 94108

Hillson Partners Limited Partnership	320,000		7.9%

6900 Wisconsin Avenue Suite 501 Bethesda, MD 20815

Wilen Management Company, Inc.	305,500		7.5%

2360 West Joppa Road, Suite 226 Lutherville, MD 21093

Pattco, Inc.	249,806		6.2%

James F. Patterson

10000 Shelbyville Road Louisville, KY 40222

Joseph G. Hill	228,765	(4)	5.4%

One Oxmoor Place 101 Bullitt Lane Louisville, KY 40222

LBR&M Associates, L.P.	219,054	(3)	5.4%

David M. Martin

681 Andersen Drive Foster Plaza 6 Pittsburgh, PA 15220

Joseph L. Ponce	89,565	(5)	2.2%

Thomas M. Levine	21,584	(6)	*

All directors and	1,202,218	(7)	25.8%

executive officers as a group (5 persons)

*	Indicates less than 1% of class.

      (1) In determining the percentage of class, shares of common stock subject to currently exercisable options are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class of any other person.

      (2) Includes exercisable stock options for 445,093 shares and 64,767 shares issuable as a stock bonus.

      (3) Includes 218,209 shares held by LBR&M Associates, L.P. for which Mr. Martin is general partner, and 845 shares held by other entities for which Mr. Martin has sole or shared voting and investment power.

      (4) Includes exercisable stock options for 157,968 shares and 15,274 shares issuable as a stock bonus.

      (5) Includes exercisable stock options for 8,500 shares.

      (6) Includes exercisable stock options for 2,500 shares.

      (7) Includes exercisable stock options for an aggregate of 614,061 shares and 80,041 shares issuable as stock bonuses.

ELECTION OF DIRECTORS

      The Corporation’s board of directors currently consists of five directors. Directors are elected by holders of common stock for a one-year term. To be elected, a nominee must receive a plurality of the votes cast in the election at the annual meeting.

      The board of directors knows of no reason why the nominees might be unwilling or unable to serve. However, if a nominee becomes unavailable or unable to serve before the election of directors, the board of directors reserves the right to make a substitution for that nominee, and the board’s proxy holders will vote the shares represented by the proxies they hold for the election of the substitute nominee unless authority to do so is withheld.

Nominees

      The following persons have been nominated for election as directors:

      Donald D. Dreher, age 50, has served as President and Chief Executive Officer of the Corporation since 1986 and as a director since 1980. Mr. Dreher is Past President of the American Furniture Manufacturers Association and of the American Furniture Hall of Fame. Mr. Dreher has served in various executive capacities with the Corporation since 1977. Before joining the Corporation, he was Corporate Systems Manager for Filtrol Corporation, which produces products for the mining and oil and gas industries.

      Joseph G. Hill, age 49, Vice President-Finance, Chief Financial Officer, Treasurer, and Secretary of the Corporation since 1986, was elected to the board of directors in September 1993. Mr. Hill has served in various executive capacities with the Corporation since 1984. He is Past President of the American Furniture Manufacturers Association Finance Division. Before joining the Corporation, Mr. Hill was employed by Meidinger, Inc., now William M. Mercer, Incorporated, a subsidiary of Marsh McLennan, Inc., a national management consulting firm, where he held the positions of Vice President, Treasurer, and Consultant.

      Thomas M. Levine, age 50, has been a director since 1984. Mr. Levine is an independent management consultant. For more than the past five years, he held the position of Executive Vice

President of Fostin Capital Corp., which originated and participated in venture capital ventures and leveraged buy-outs on behalf of itself, its clients, and affiliates.

      Joseph L. Ponce, age 72, has been a director of the Corporation since 1977. Since 1991 Mr. Ponce has been a financial consultant to Laser Technology, a manufacturer of non-destructive test equipment, for whom he has served as a director since 1987. From 1986 to 1991, he was Chairman of the Board of Plastech International, Inc., a manufacturer of plastic products. Previously, Mr. Ponce was Managing Director of Philadelphia First Group, Inc., an investment banking firm, from 1987 to 1988. From 1979 through 1987, he was Managing Director of Wm. Sword & Co., Incorporated, an investment banking firm. Mr. Ponce is also a director of Scott Specialty Gases, Inc., a specialty chemical company, and Science Management Corporation, a management consulting and engineering firm.

      David M. Martin, age 44, has been a director since 1998. Mr. Martin is President of Foster Holdings, Inc. which manages a private investment partnership owned by the Foster family, located in Pittsburgh, Pennsylvania. Foster Holdings, Inc. holds a diversified portfolio and invests in both traditional and non-traditional investments. Mr. Martin is also the general partner of LBR&M Associates, L.P., a private investment partnership, and is a member and manager of Fostin Capital Company LLC, which is active in originating and participating in venture capital ventures and leveraged buy-outs on behalf of itself, its clients and affiliates.

BOARD COMMITTEES AND MEETINGS

      The Audit Committee, comprised of nonemployee directors Ponce, Levine and Martin, met four times during fiscal 1999. The principal duties of the Committee are to recommend independent public accountants to the board of directors and to review with the independent accountants matters relating to internal auditing and the Corporation’s system of internal controls.

      The Compensation/Stock Option Committee, consisting of nonemployee directors Levine, Martin and Ponce, has as its principal duties the review and negotiation of employment and compensation terms with the executive officers of the Corporation and the administration of the Corporation’s incentive stock compensation plans for employees. It met three times during fiscal 1999.

      The Corporation does not have a standing nominating committee. The functions of such a committee are conducted by the board of directors as a whole.

      During fiscal 1999, the board of directors met five times. All directors attended 100% of the board and applicable committee meetings.

REPORT OF THE COMPENSATION/STOCK OPTION COMMITTEE

Overview

      The Compensation/Stock Option Committee of the Corporation’s board of directors (the “Committee”) exercises broad oversight responsibilities regarding executive compensation, and it determines the total compensation of executive officers and other key employees, including the Chief Executive Officer and the other executive officers. The Committee is composed of three independent, nonemployee directors who are not eligible to participate in any of the Corporation’s compensation programs for its executive officers.

      The purposes of the Corporation’s executive compensation policy are to attract and retain individuals of high caliber to serve as executive officers, to motivate their performance to achieve the Corporation’s strategic objectives, and to align the interests of executive officers with the long-term interests of the Corporation’s stockholders. A primary element of the Corporation’s compensation policy is to pay for performance, so that each executive’s total compensation relates directly to the Corporation’s performance. The policy also recognizes that the Corporation operates with two executive officers, who are responsible not only for setting the Corporation’s overall strategic policies, but also are expected to have direct day-to-day involvement in sales, customer communications, product development, and marketing.

      From 1977 through 1986, the Corporation recorded cumulative losses of more than $18 million. In April 1986, Donald D. Dreher and Joseph G. Hill were appointed to their present positions as Chief Executive Officer and Chief Financial Officer, respectively. They immediately instituted a strategy to return the Corporation to profitability by liquidating unprofitable subsidiaries and focusing the Corporation’s operations on manufacturing and marketing wood office and residential furniture for distribution by large, fast-growing retailers. Beginning with fiscal 1987, Mr. Dreher’s first full year as the Corporation’s Chief Executive Officer, the Corporation has reported 13 consecutive years of profitable results and net income totaling more than $19 million.

      The Corporation reported earnings per share of $.25 for fiscal 1999 compared to $.07 for fiscal 1998, when the Company incurred a one-time $1,666,000 charge to net income applicable to common stock as a result of the redemption of its Series C Preferred Stock. During the last thirteen fiscal years, stockholders’ equity per share has increased from $(2.42) per share at the end of fiscal 1986 to $2.68 per share at the end of fiscal 1999. The trading price for the common stock during this period has ranged from $.50 in the recessionary year of 1991 to $4.88 per share in January 1999. The trading price of the common stock was $2.375 at the end of fiscal 1999. The trading price of the common stock at the close of business on November 30, 1999 was $1.688.

      In years after fiscal 1986, in light of the Corporation’s tenuous financial position early in that period, the Committee structured executive compensation packages to pay incentives in cash for achievement of earnings and cash management goals. As the Corporation’s financial condition improved, the Committee increased the emphasis on providing senior management with a significant equity interest in the Corporation through awards of stock-based incentive compensation. The Committee believes that compensation policies designed to encourage stock ownership by its executive officers provide an incentive to maximize long-term performance by the Corporation and thereby increase the commonality of the interests of the Corporation’s executive officers and the interests of stockholders.

Compensation

      Executive compensation consists of three components: base salary, bonuses, and long-term incentive compensation. The overall structure of each executive’s compensation package is set forth in an employment agreement with the Corporation, generally for a multi-year term. See “Employment Agreements.”

      Base Salaries

      At the beginning of each fiscal year, the Committee reviews each executive’s base salary for the prior fiscal year in light of the Corporation’s overall earnings and sales performance for the fiscal year, furniture industry conditions generally, changes in the cost of living, and the Committee’s evaluation of the individual executive’s responsibilities. The Committee then may increase or make no change in the executive’s base salary for the new fiscal year, based on its subjective evaluation of the foregoing factors. Annual increases in base salary generally range from six to ten percent. Mr. Dreher’s base salary was set at $275,000 on January 1, 1996, and has remained at that level through fiscal 1999.

      For fiscal 1999, the Corporation’s fully diluted earnings per share were $.25 compared to $.07 per share for fiscal 1998. As noted above, the Corporation incurred a $1,666,000 charge to net income in fiscal 1998 as a result of the redemption of its preferred stock. The trading price of the common stock decreased from $2.938 at the end of fiscal 1998 to $2.375 at the end of fiscal 1999.

      Bonuses

      The Corporation’s employment agreements with each of its two executive officers provide for a percentage of the Corporation’s “adjusted pre-tax income” to be paid to each executive officer as a cash bonus. “Adjusted pre-tax income” excludes from the amount available for bonuses, extraordinary gains on asset sales, dividends on the Series C Preferred, and interest expense incurred to finance redemption payments to the Corporation’s Series C Preferred stockholders. The cash bonus is determined according to a linear regression formula, which allocates a higher percentage of the Corporation’s earnings to the cash bonus as the Corporation’s overall earnings increase. Use of the formula creates a consistent incentive for the executive to maximize corporate earnings. The cash bonuses to the executive officers represented approximately 11.7% of the Corporation’s adjusted pre-tax income for fiscal 1999. Mr. Dreher earned a cash bonus of $259,397, representing 8.9% of the Corporation’s adjusted pre-tax income for fiscal 1999.

      Under the terms of his employment agreement, Mr. Dreher is entitled to a stock bonus calculated as a percentage of his cash bonus. The value so calculated is to be paid in the form of newly issued shares of common stock, based on the closing bid price reported for the common stock on the last trading day of the fiscal year. The stock bonus provides an additional incentive to maximize annual earnings while increasing his ownership interest in the Corporation and commonality of interest with stockholders. The stock bonus is also intended to recognize that Mr. Dreher is directly involved in a wide range of day-to-day operational activities in addition to his responsibility for developing the Corporation’s overall strategic policies. The Committee generally has not recommended awards of stock options to executives whose employment contracts provide for a potential stock bonus. For fiscal 1999, Mr. Dreher earned a stock bonus of $153,822, equal to 59.3% of his cash bonus for the year.

      Long-term Incentive Compensation

      The Corporation’s primary incentive for long-term performance has been stock options granted under its employee stock incentive plans. The Committee believes that stock options are an excellent means of aligning the interests of its key employees with those of shareholders by providing awards intended to reward option recipients for the Corporation’s long-term growth. The Corporation’s 1993 Long Term Incentive Stock Plan for Employees also gives the Compensation Committee flexibility to structure other forms of stock-based incentive compensation.

THOMAS M. LEVINE JOSEPH L. PONCE DAVID M. MARTIN

EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid by the Corporation for the fiscal years ended August 28, 1999, August 29, 1998, and August 30, 1997, to the Corporation’s Chief Executive Officer and the most highly compensated executive officers as to whom total cash and cash-equivalent remuneration exceeded $100,000 during fiscal 1999.

Summary Compensation Table

					Long Term
		Annual Compensation			Compensation

					Awards

					Securities
Name and Principal	Fiscal			Other Annual	Underlying	All Other
Position	Year	Salary	Bonus	Compensation	Options/SARS	Compensation

			(1)	(2)	(#)	(3)
Donald D. Dreher	1999	$275,000	$413,219	$-0-	-0-	$3,167

President and Chief	1998	275,000	496,269	-0-	-0-	3,167

Executive Officer	1997	275,000	389,500	-0-	-0-	3,509

Joseph G. Hill	1999	$175,083	$116,087	$-0-	-0-	$3,333

Vice President — Finance,	1998	172,083	139,418	-0-	-0-	3,275

Chief Financial Officer,	1997	161,250	119,843	-0-	-0-	3,109

Treasurer & Secretary

(1)	The following table shows the cash and stock bonuses paid to the named executive officers for each year under the terms of their employment agreements. See “Executive Compensation – Employment agreements.”

			Stock Bonus
	Fiscal	Cash
	Year	Bonus	Number of Shares	Value at Grant	Total

Mr. Dreher	1999	$259,397	64,767	$153,822	$413,219

	1998	311,531	62,879	184,738	496,269

	1997	389,500	0	0	389,500

Mr. Hill	1999	$79,812	15,274	$36,275	$116,087

	1998	95,853	14,828	43,565	139,418

	1997	119,843	0	0	119,843

(2)	Certain prerequisites provided to each of the named executive officers totaled less than 10 percent of each officer’s total salary and bonus.

(3)	All amounts represent the Corporation’s contributions to its defined contribution plan.

Stock Option Grants

      No stock options were awarded to the Chief Executive Officer and the other named executive officers during fiscal 1999.

      The following table sets forth certain information regarding options exercised by the Chief Executive Officer and the named executive officers during fiscal 1999 and unexercised stock options held by them as of August 28, 1999.

Aggregated Option Exercises in Fiscal 1999 and Year-End Stock Option Values

	Shares		Number of Securities	Value of Unexercised
	Acquired	Value	Underlying Unexercised	In-the-Money
	On Exercise	Realized	Options/SARs at 8/28/99	Options/SARs at 8/28/99
Name	#	($)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Donald D. Dreher	-0-	$-0-	445,093/-0-	$284,610/$0

Joseph G. Hill	-0-	$-0-	157,968/-0-	$116,680/0

(1)	Market value of underlying securities at year-end, minus the exercise or base price.

Employment Agreements

      The Corporation currently has employment agreements with Messrs. Dreher and Hill. The employment agreements generally have one- or two-year terms and may be extended by the board of directors. The employment agreements provide for base salary, a bonus related to the Corporation’s performance (as more fully described below), certain perquisites, and other benefits generally available to the Corporation’s employees. If the executive officer’s employment with the Corporation terminates for any reason other than expiration of the employment agreement, death, illness or disability, for cause (as defined), or voluntary cessation by the officer, the employment agreement entitles the officer to the balance of his base salary plus a pro rata portion of the cash bonus the officer would have earned during the year of termination. The employment agreements also contain a noncompetition covenant for one year if employment terminates for any of the reasons listed in the preceding sentence.

      Mr. Dreher’s employment agreement expires August 31, 2000 and provides for an initial annual salary of $275,000, which will be reviewed annually. Mr. Dreher can earn an annual cash bonus under a formula based on the Corporation’s adjusted net pre-tax income (as defined). Mr. Dreher also earns a stock bonus equal to 59.3% of his cash bonus. The stock bonus is payable in shares of common stock valued at the closing bid price for the common stock reported on the Nasdaq SmallCap Market on the last trading day of the Corporation’s fiscal year.

      Mr. Hill’s employment agreement expires on September 2, 2000, and provides for an initial annual salary of $175,000, which is reviewed annually. Mr. Hill can earn an annual cash bonus under a formula based on the Corporation’s adjusted net pre-tax income (as defined). Mr. Hill also earns a stock bonus equal to 45.45% of his cash bonus, up to a maximum of 25% of his annual salary. The stock bonus is payable in shares of common stock valued at the closing bid price of the Corporation’s stock reported on Nasdaq SmallCap Market on the last trading day of the fiscal year.

Severance Agreements

      The Corporation has entered into severance agreements with Donald D. Dreher and Joseph G. Hill to provide an additional incentive for Messrs. Dreher and Hill to remain in the employ of the Corporation in the event or possibility of a change in control of the Corporation. These severance agreements were not entered into because of any belief by management that a change in control of the Corporation was imminent.

      The initial three-year term of the severance agreements began January 1, 1988 and automatically renew for additional three-year periods unless the Corporation gives notice not later than September 30th of the year preceding expiration that it does not wish to extend the severance agreement. The severance agreements have been automatically renewed through December 31, 2002.

      The severance agreements provide for the payment of compensation to the covered executives (a) upon the termination of the executive’s employment other than for cause after a change in control of the Corporation, as defined in the severance agreement, occurs; (b) if a change in control of the Corporation occurs within nine months after such termination; or (c) if the executive terminates his employment after the 60-day period immediately following a change in control.

      Compensation to be paid under the severance agreements includes (a) the unpaid balance of the executive’s base salary through the date of termination; (b) an amount equal to three times the executive’s annual base salary (present valued to a lump sum) plus the most recent cash bonus paid to the executive; and (c) all legal fees and expenses incurred by the executive resulting from termination. However, the amount of compensation to be paid under the Severance Agreement will be reduced, if necessary, to $1.00 below the amount of benefits that the Corporation can properly deduct under Section 280G(a) of the Internal Revenue Code. If the executive dies or terminates his own employment for any reason within the 60-day period immediately following a change in control, the Corporation will pay the executive his full base salary through the date of termination plus all other compensation to which he is entitled under any plan, agreement or arrangement of the Corporation, and the Corporation will have no further obligations to the executive under the severance agreement. The executives will not be required to seek other employment, and compensation will not be reduced by any income received from other sources.

Compensation of Directors

      The Corporation’s nonemployee directors receive a retainer of $1,500 per month plus $1,350 for each board meeting attended. In addition, nonemployee directors who attend an Audit or Compensation/ Stock Option Committee meeting receive $200 per meeting, and each committee chairman receives an additional $200 per meeting. Nonemployee members of the Long Range Planning Committee receive $850 per meeting attended. All directors were reimbursed for travel expenses to attend board or committee meetings.

      Under the Corporation’s Compensation and Deferral Plan for Outside Directors, a minimum of one-third of the total monthly retainer for the year (or more at the director’s option) is paid at the end of the fiscal year in the form of shares of common stock, valued at the closing bid price for the common stock on the last trading day of the fiscal year. For fiscal 1999, the stock portion of the monthly retainer was valued at $2.375 per share. Each of the Corporation’s three nonemployee directors who served for the entire year received 2,526 shares of common stock.

      Under the Corporation’s Nonemployee Directors Stock Option Program, each nonemployee director automatically received an option for 6,000 shares on the March 15th next following initial election and an option for 1,000 shares on the March 15 following election in each subsequent year. Nonemployee directors in office on May 5, 1987 received an initial option for 5,000 shares plus 1,000 shares for each year in office before 1987. The board of directors had no discretion with respect to awards under the Program.

      All options granted under the director option program have an exercise price equal to the closing bid price for the common stock on the Nasdaq SmallCap Market on the date of the grant of the options. The exercise price for the options granted on March 15, 1999, was $4.00 per share. Options become exercisable with respect to one-half of the shares on the first anniversary of the grant and fully exercisable on the second anniversary of the grant.

Common Stock Performance

      The following graph illustrates the cumulative total return to stockholders for the five-year period ended August 31, 1999 for the Corporation’s common stock, the Nasdaq Stock Market (U.S.) Index, and a peer group of eight comparable furniture manufacturers.

[Performance Graph]

	Cumulative Total Return

	8/94	8/95	8/96	8/97	8/98	8/99
DMI FURNITURE, INC	100	67	93	153	153	123

PEER GROUP	100	88	99	127	149	161

NASDAQ STOCK MARKET-US	100	135	152	212	200	371

      The graph above assumes $100 was invested on August 31, 1994 in the Corporation’s common stock, the Nasdaq Stock Market (U.S.) Index and the stock of the peer group companies (on a market-capitalization-weighted basis), and assumes reinvestment of dividends. Figures shown are for years ended August 31. The peer group companies are Bassett Furniture Industries, Inc., Bush Industries, Inc., Chromcraft Revington, Inc., Ladd Furniture, Inc., La-Z-Boy Inc., Pulaski Furniture Corporation, Rowe Companies, and Stanley Furniture, Inc.

PROPOSAL TO AMEND 1993 LONG-TERM
INCENTIVE STOCK PLAN FOR EMPLOYEES

      In December 1999, the board of directors adopted, subject to stockholder approval, amendments to the DMI Furniture, Inc. 1993 Long Term Incentive Stock Plan for Employees. The most important change to be made by these amendments would be to increase the minimum number of shares authorized for awards under the 1993 Plan. Other changes principally reflect the addition or deletion of provisions in response to changes in tax and securities laws since the 1993 Plan was adopted in December 1993 and approved by stockholders at the Corporation’s 1994 annual meeting.

      The amendments would make the following changes to the 1993 Plan:

•	Increasing the minimum number of shares authorized for grants under the 1993 Plan from 600,000 to 800,000 shares.

•	Authorizing grants of options that can be transferred to a recipient’s immediate family members or to family trusts, family limited partnerships or family limited liability companies.

•	Adding provisions that restrict the exercise of options by a plan participant when the exercise would otherwise cause the participant to receive compensation greater that the $1 million limit on deductible compensation under Section 162(m) of the Internal Revenue Code.

•	Authorizing the board of directors to terminate awards for fair value in cash in the event of an acquisition or another transaction involving a change-in-control of the Corporation.

•	Making changes to conform to recent changes to the short-swing trading rules applicable to employee benefit plans.

      The board of directors believes that stock options and other forms of stock-based incentive compensation are an excellent means of aligning the interests of its key employees with those of stockholders by providing awards intended to reward recipients for the Corporation’s long-term growth. As of December 17, 1999, a total of 98,099 shares remained available for grants under the 1993 Plan. Without the authorization of additional shares, the remaining number of shares available for stock incentive awards under the 1993 Plan would not be sufficient for the Corporation’s anticipated needs for years after fiscal 1999.

      The following summarizes the key features of the 1993 Plan, including changes to be made by the proposed amendments.

Purpose and Eligible Participants

      The purpose of the 1993 Plan is to encourage stock ownership by certain officers and other key employees of the Corporation, including directors of the Corporation who are also employees, thereby encouraging them to remain in the employ of the Corporation and enhancing their identity of interest with the Corporation. Directors who are not officers or key employees at the time of award are not eligible for awards under the 1993 Plan.

Shares Available

      The 1993 Plan currently provides that grants may be made for an aggregate number of shares of common stock equal to the greater of (i) 600,000 shares, or (ii) 10% of the combined number of shares of common stock issued and outstanding at any one time or subject to issuance at any one time upon the exercise or conversion of any warrant, option, preferred stock or other similar security.

      The amendments would increase the minimum number of shares available for grants under the 1993 Plan in the formula above from 600,000 to 800,000 shares. The amendments would also increase the number of shares that may be issued pursuant to incentive stock options from 600,000 to 800,000 shares.

      If any outstanding award for any reason expires or terminates without exercise or is forfeited, the shares subject to the award may again be subject to awards under the 1993 Plan. The number of shares available under the 1993 Plan is subject to adjustment in the event of stock dividends, stock splits, mergers and other similar events.

Administration of the 1993 Plan

      The 1993 Plan is administered by the Compensation/Stock Option Committee of the board of directors, which currently consists of three directors, none of whom is an employee of the Corporation or receive remuneration directly or indirectly from the Corporation other than for services as a director. The Committee must consist of not less than three nor more than five directors. The amendments would require members of the Committee to be “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act, reflecting a 1997 change to that rule. The Committee has extensive authority to determine the employees to whom and the dates on which awards are made and the form, amount, size and other terms and provisions of each award granted under the 1993 Plan. The Committee may also make rules, regulations, interpretations and determinations not inconsistent with the 1993 Plan in respect to any restrictions or conditions, accelerations of rights, exercisability, extensions of post-termination rights, waivers of performance conditions, deferrals of awards, tax withholding and other matters and may delegate certain responsibilities under the 1993 Plan to other persons (except its authority in regard to benefits for persons who are officers or directors of the Corporation for purposes of the short-swing trading rules).

Forms and Provisions of Awards

      The Committee may grant long-term incentive awards from time to time in the form of non-qualified stock options, incentive stock options, stock appreciation rights, performance shares, performance units, or restricted stock, separately or in combination, as it deems appropriate and in the best interest of the Corporation under the circumstances. Payment for common stock acquired through exercise of a non-qualified stock option or an incentive stock option may be made in cash, common stock at fair market value (including shares of common stock withheld upon the exercise of an option), or a combination thereof, as the Committee may determine. The various forms of awards provided under the 1993 Plan are described below.

      Stock Options

      The option price and the period for exercise of options are to be fixed by the Committee. The option price of non-qualified options cannot be less than 50% of the market value of the shares at the time the option is granted. The option price of incentive stock options cannot be less than 100% of the market value of the shares at the time the option is granted (or 110%, if the holder of the option owns more than 10% of the Corporation’s voting stock). No option may be exercised later than ten years after the date of grant.

      Stock Appreciation Rights

      SARs may be granted, subject to such terms and conditions as are determined by the Committee, alone or in connection with a previously or contemporaneously granted stock option (including options granted under other option plans). SARs entitle the grantee to receive upon exercise, solely in cash, the excess of (a) the fair market value of a specified number of shares of common stock at the time of exercise, as determined by the Committee, over (b) a specified price not less than 100% of the fair market value of the stock at the time the SARs were granted, or if connected with previously issued stock options, not less than 100% of the fair market value of the stock at the time the option was granted. SARs may not be exercised earlier than six months after the date of grant or later than ten years after the date of grant.

      Performance Shares and Performance Units

      Performance shares or performance units entitle a recipient to receive, respectively, either common stock or cash based on the degree of attainment by the Corporation of pre-established performance targets over a performance period of not less than two nor more than five years. The performance targets may relate to corporate, division or unit performance of the Corporation, or any subsidiary, division or unit thereof, over the performance period and may be established in terms of growth in revenue, earnings per share, ratio of earnings to shareholders’ equity or to total assets, or other performance targets as determined by the Committee in its discretion. At the discretion of the Committee, a performance unit may be paid in common stock.

      Restricted Stock

      Restricted stock may be granted in such form as the Committee approves from time to time. Shares awarded pursuant to restricted stock awards are subject to such conditions, terms, restrictions against transfer, substantial risks or forfeiture and attainment of performance objectives and for such periods as the Committee determines.

Change of Control

      In the event of a Change of Control of the Corporation, all then outstanding options and SARs become exercisable immediately, and restricted stock is no longer subject to forfeiture. A Change of Control is generally deemed to exist in the following circumstances:

•	the acquisition (except by the Corporation or certain affiliated entities) of 20% or more of the outstanding voting stock of the Corporation;

•	if the persons serving as directors of the Corporation at the beginning of any two year period cease to make up at least a majority of the board unless new directors are approved by the vote of two-thirds of the directors then in office who were directors at the beginning of the period;

•	the acquisition of the Corporation by merger, sale of assets or otherwise, or a liquidation or dissolution of the Corporation; or

•	if any person publicly announces an intention to cause a Change of Control to occur.

Term; Amendments and Termination

      The 1993 Plan will expire on February 22, 2004. No awards may be made under the 1993 Plan after its expiration date but awards may extend beyond that date. The board of directors may amend, alter, suspend or terminate the 1993 Plan in whole or in part at any time provided that any action either requiring stockholder approval under applicable law or made subject to stockholder ratification by the board of directors must be so approved or ratified within one year following the action. No amendment, alteration, suspension or termination of the 1993 Plan will affect the rights of a participant under an award previously granted.

Description of the Proposed Amendment

      In addition to increasing the number of shares authorized under the 1993 Plan, the amendments would make the following changes:

      Transferable Options

      The amendments would authorize the Committee to allow an award recipient to transfer all or part of a non-qualified stock option to his or her immediate family members, trusts for the exclusive benefit of the recipient or immediate family members, or a partnership or limited liability company in which the recipient and/or immediate family members are the only partners or members. Immediate family members are the recipient’s spouse and lineal descendants. An option may only be transferred if no consideration is paid, and subsequent transfers are prohibited other than to immediate family members and by will or the laws of descent and distribution. A transferred option will remain subject to the terms and conditions applicable immediately before the transfer. This amendment would enable the Corporation to give recipients more flexibility for estate planning purposes by awarding transferable options.

      Limits on Deductions

      Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to the Chief Executive Officer and the four other most highly paid executive officers of the Corporation in the year for which a deduction is claimed by the Corporation (including its subsidiaries) is limited to $1,000,000 per person, except that compensation that is performance-based will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation.

      The amendments would limit the number of shares that could be awarded to any eligible employee to 200,000 shares. The amendments also add a provision that prohibits the exercise of any option or SAR, payment of any performance unit, issuance of any performance share, or lapse of any restriction period to the extent that the exercise, payment, issuance or lapse would otherwise cause the award recipient to receive compensation of more than $1 million for any year that could not be deducted by the Corporation under Section 162(m). Any portion of an award that could not be exercised, paid, or issued or for which a restriction period did not lapse because of this limitation could be exercised, paid, or issued, or the restriction period would lapse, in the next year when the compensation realized from such an event could be deducted, provided the event occurs before the award expires and otherwise complies with the terms and conditions of the 1993 Plan and the award agreement. This provision would only apply to awards granted on or after the effective date of the amendments.

      Change of Control

      In the event of a Change of Control, the amendments authorize the board of directors, in its sole discretion, to pay an award recipient in cash the then value of an option, SAR or performance unit or share. In the case of options or SARs, the value would be based on the difference between the exercise price and the then fair market value of the common stock. This provision would give the Corporation the ability, in the event of a Change in Control transaction, to cash out options and other awards at their fair market value without first going through the cumbersome and time-consuming process of obtaining a written agreement from each award recipient. This provision would only apply to awards granted on or after the date the amendments were approved by the board.

      Other Changes

      The amendments would eliminate two provisions of the 1993 Plan governing the exercise of options to reflect the 1997 changes to Rule 16b-3. One provision requires that six months elapse from the date an option is granted before the option recipient can sell the shares issuable upon the exercise of an option. The other provision limits the periods during which persons subject to the short-swing trading rules can pay the option price for their options in shares of common stock.

Federal Income Tax Consequences

      Grants of Options, Rights and Awards

      The grant of an option, SAR, performance share, performance unit, or restricted stock does not result in income for the grantee or in a deduction for the Corporation. In the case of restricted stock, the stock must be subject to “restrictions against transfer” and a “substantial risk of forfeiture,” as intended under the 1993 Plan.

      Exercise of Options, Rights and Awards

      The exercise of a non-qualified option results in ordinary income for the optionee and a deduction for the Corporation measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding is required.

      The exercise of an option in accordance with the incentive stock option rules does not result in income for the optionee. However, the excess of the fair market value on the exercise date over the option price of the shares is an “item of adjustment” for alternative minimum tax purposes. When an optionee sells shares acquired by exercise of an incentive stock option, the optionee’s gain (the excess of sales proceeds over option price) upon the sale will be taxed as capital gain provided the optionee (i) exercises the option while an employee of the Corporation or within three months after termination of such employment for reasons other than death or disability and (ii) the sale is not within two years after the date of grant nor within one year after the transfer of shares upon exercise. If the exercise is after such three month period or the subsequent sale is before the expiration of either the two-year or the one-year period, the optionee generally will realize ordinary income in the year of exercise or the disqualifying sale.

      Upon the exercise of SARs or the receipt of cash or stock under a performance share or performance unit award, the grantee recognizes ordinary income and the Corporation is entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding is required.

      Unless a grantee makes a Section 83(b) election described below, dividends paid on restricted stock while it remains subject to substantial restrictions are treated as compensation for federal income tax purposes. Again, absent a Section 83(b) election, the grantee of a restricted stock award recognizes ordinary income and the Corporation is entitled to a deduction at the time the restrictions lapse or at the time the stock becomes transferable. The amount of income is measured by the fair market value of the shares at the time of lapse. Income tax withholding is required, and such income is subject to all applicable payroll taxes.

      Subsequent Sales

      Subject to the special rules governing disqualifying dispositions of incentive stock options, a sale of shares more than one year after their receipt as described above will result in long-term gain or loss to the holder. Under present law, long-term capital gain is taxed at a maximum rate of 20% compared to the maximum rate of 39.6% applicable to ordinary income. Capital gain or loss is measured by the difference between the sale proceeds and the selling shareholder’s tax basis in the stock sold. A recipient of an option, right or award may include in the tax basis of his or her shares any ordinary income recognized upon receipt of such shares.

      Section 83(b) Election

      A recipient of restricted stock may make a Section 83(b) election to include in income the fair market value of the restricted stock (determined without regard to any restrictions, other than those that by their terms never lapse) at the time of the award. The election must be made within 30 days of the date of the award. If a Section 83(b) election is made, the holder of the restricted shares will have a capital gain holding period that commences on the date of the award and will not recognize further income when the restrictions lapse. Income recognized upon making the Section 83(b) election is ordinary income subject to income tax withholding and all applicable payroll taxes. If a holder of restricted stock who has made a Section 83(b) election subsequently must forfeit the stock, the holder will not receive any tax deduction to make up for the tax already paid.

      The Section 83(b) election is not available in connection with the award of stock options, SARs, or performance units. Under certain limited circumstances, however, a grantee who receives shares upon the exercise of an option or in connection with a performance unit award may be restricted from selling the shares for a period of time under the short-swing profit liability provisions of the Exchange Act. In such cases, the shareholder generally will not recognize taxable income until those restrictions on sale lapse, at which time the tax will be measured by reference to the then existing fair market value of the shares received. Alternatively, a shareholder who is subject to restrictions under short-swing profit liability provisions when he or she receives shares may elect to accelerate the recognition of income by making a Section 83(b) election within thirty days of the receipt of such shares.

      Approval of the amendments requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present, either in person or by proxy, at the annual meeting. The amendments will terminate if not approved by stockholders. In that case, the Corporation would award stock-based incentive compensation in the future only to the extent shares remain available under the 1993 Plan.

      The board of directors recommends a vote FOR approval of the proposed amendments to the 1993 Long-Term Incentive Stock Plan.

PROPOSAL TO APPOINT AUDITORS

      Stockholders are being asked to approve the appointment of Arthur Andersen LLP as auditors of the Corporation for its 2000 fiscal year. The approval of auditors by the stockholders is not required by law or by the Corporation’s by-laws. The board of directors is submitting this matter to the stockholders in the belief that it is good practice to do so. Approval of the proposal requires the affirmative vote of a majority of the shares of common stock present and voting on the proposal. Abstentions will have the same effect as a vote against the proposal. Broker nonvotes will not be counted for purposes of whether the proposal is approved. If the proposal is not approved, the board will appoint other auditors as soon as it is practicable to do so. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer questions that might be presented at the meeting.

GENERAL

Stockholder Proposals for 2001 Annual Meeting

      If a proposal of a security holder for the 2001 annual meeting of stockholders is to be included in the Corporation’s proxy statement for that year, it must be received by the Corporation no later than September 1, 2000. The Corporation expects to exercise discretionary voting authority granted under any proxy form which is properly executed and returned to the Corporation on any matter that may properly come before the 2001 annual meeting unless written notice of the matter is delivered to the Corporation at its corporate offices, addressed to the Secretary of the Corporation, not later than November 15, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Corporation’s executive officers and directors and persons who own more than 10% of the Corporation’s common stock to file reports of ownership and changes in ownership of the common stock with the Securities and Exchange Commission. These reporting persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received or written representations from its reporting persons, the Corporation believes that during fiscal 1999, all of the reporting persons complied with all applicable filing requirements.

Proxy Solicitation Expenses

      All expenses of preparing, printing, mailing, and delivering the proxy and all materials used in the solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by directors, officers and other employees of the Corporation, none of whom will receive additional remuneration. The Corporation will also request brokerage houses, custodians, and nominees to forward soliciting materials to the beneficial owners of the Corporation’s common stock held of record by them and will pay reasonable expenses of these persons for forwarding these soliciting materials.

Other Business

      Management knows of no business that will be presented at the annual meeting other than the election of directors, the proposed amendments to the 1993 Plan, and the ratification of its auditors. However, if other matters come before the annual meeting, the proxy holders intend to vote upon the matters as directed by a majority of the board of directors.

      Please complete, sign and return the enclosed proxy promptly. For your convenience, a return envelope is enclosed which requires no postage if mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS

Joseph G. Hill, Secretary

Louisville, Kentucky
December 30, 1999

DMI FURNITURE, INC. (“DMI”)

Proxy for 2000 Annual Meeting of
Stockholders

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints Donald D. Dreher and Joseph G. Hill, or either of them (with full power to act alone), my proxy, with full power of substitution, to represent me and vote all of the stock of DMI held of record or which I am otherwise entitled to vote, at the close of business on December 28, 1999, at the annual meeting of its stockholders to be held at The Brown Hotel, Fourth and Broadway, Louisville, Kentucky on Tuesday, February 15, 2000, at 10:00 a.m., local time, and at any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

1.	ELECTION OF DIRECTORS.

_____ FOR Donald D. Dreher, Joseph G. Hill, Thomas M. Levine, Joseph L. Ponce, and David M. Martin, the nominees (except as listed below)

_____ WITHHOLD AUTHORITY to vote for the nominees.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name on the line below.)

2.	AMENDMENT TO INCENTIVE STOCK PLAN. To approve an amendment to the 1993 Long-Term Incentive Stock Plan for Employees.

_____ FOR _____ AGAINST _____ ABSTAIN

3.	AUDITORS. Appointment of Arthur Andersen LLP as auditors for the 2000 fiscal year:

_____ FOR _____ AGAINST _____ ABSTAIN

4.	OTHER BUSINESS. In their discretion, the proxies are authorized to act upon such other matters as may properly be brought before the annual meeting or any adjournment thereof.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN ITEM 1 AND “FOR” ITEMS 2 AND 3.

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      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT. IF NO INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN ITEM 1 AND “FOR” ITEMS 2 AND 3.

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated ___________, 2000

Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Additional signature, if held jointly

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AMENDMENT NUMBER ONE

TO THE

DMI FURNITURE, INC.

1993 LONG TERM INCENTIVE STOCK PLAN FOR EMPLOYEES

      This is Amendment Number One to the DMI Furniture, Inc. 1993 Long Term Incentive Stock Plan for Employees (the “Plan”), which Plan was originally adopted on December 7, 1993. This Amendment Number One shall be effective upon adoption by the Board of Directors of DMI Furniture, Inc. (the “Company”), subject to approval by the Company’s shareholders within 12 months of that date of the increase in the number of shares of the Company’s common stock that can be subject to Award under the Plan.

Recital

      The Plan, as originally adopted, allowed awards of stock options, performance units, performance shares, stock appreciation rights and restricted stock with respect to 600,000 shares of the common stock of DMI Furniture, Inc. (the “Stock”), and the Company now wishes to amend the Plan to allow awards with respect to an additional 200,000 shares of Stock and to make a number of other changes as set forth below.

Amendment

      1. The first sentence of Section 2(a) of the Plan is hereby amended so that as amended it shall read in its entirety as follows:

Awards under the Plan may be made for an aggregate of the greater (i) 800,000 shares of the Company’s authorized but unissued or reacquired Common Stock, $0.10 par value (the “Common Stock”), or (ii) ten percent (10%) of the combined number of shares of Common Stock issued and outstanding at any one time or subject to issuance at any one time upon the exercise or conversion of any warrant, option, preferred stock or other similar security, provided that no Participant shall receive Awards under the Plan with respect to more than 200,000 shares of Common Stock.

      2. The second sentence of Section 6 of the Plan is hereby amended so that as amended it shall read in its entirety as follows:

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ISOs may be granted under the Plan covering an aggregate of 800,000 Shares.

      3. Section 13 of the Plan is hereby amended by the addition of the following paragraph at the end thereof:

Effective for Awards made on or after the effective date of this Amendment Number One to the Plan, no part of any NSO, ISO or SAR may be exercised, no Performance Unit may be paid, no Performance Share shall be issued, and no restriction period will lapse to the extent that the exercise, payment, issuance or lapse would cause the Participant to have compensation from the Company and its affiliated companies for any year in excess of one million dollars and which is non-deductible by the Company and its affiliated companies pursuant to Code Section 162(m). Any portion of an Award that is non-exercisable, not paid, not issued or for which a restriction period does not lapse because of this limitation shall continue to be exercisable or shall be paid or issued, or the restriction period shall lapse, in any subsequent year in which the exercise, issuance or lapse would not cause the loss of the Company’s or its affiliated companies’ compensation tax deduction, provided such exercise or issuance occurs before the Award expires, and otherwise complies with the terms and conditions of the Plan and the agreement evidencing the Award.

      4. A new paragraph is added to the end of Section 11 to read in its entirety as follows:

In addition, upon a Change in Control, the Board may, in its sole discretion, with respect to Awards granted on or after the date the Amendment is approved by the Board, pay to a Participant in cash, within a reasonable amount of time following the Change in Control, even though such payment might accelerate taxation of benefits hereunder, the then value of the NSO, ISO, SAR or Performance Unit or Share, based on the difference between the then Fair Market Value of the Common Stock less the exercise price to the extent such difference is a positive number, or the then value of Performance Unit or Share (if any) as if the Participant had then exercised the Award. Such payment shall be in complete satisfaction of the Participant’s rights under the Plan. If the value of such an Award is negative

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and no payment is made, the Participant’s rights shall nonetheless be extinguished.

      5. The first sentence of Section 3(b) is hereby amended so that as amended it shall read in its entirety as follows:

All members of the Committee shall be “Non-Employee Directors” within the meaning of Rule 16b-3 promulgated pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

      6. Sections 6(b)(ii) and 6(c)(iii) detailing certain restrictions relating to short-swing profit liability under Section 16(b) of the Exchange Act, are hereby deleted in their entirety.

      7. Section 10 of the Plan is hereby amended so that as amended it shall read in its entirety as follows:

Except as otherwise provided in this Section 10, an Award (other than Performance Shares or Restricted Shares no longer subject to risk of forfeiture) shall not be assignable or transferable otherwise than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” (as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), and may be exercised, during the lifetime of the Participant, only by such Participant or his or her guardian or legal representative.

The Committee may, in an Award agreement, allow a Participant, subject to any restrictions relating to short-swing profit liability under Section 16(b) of the Exchange Act, to transfer all or part of a NSO to (i) the Participant’s spouse or lineal descendants (“Immediate Family Members”), (ii) trusts for the exclusive benefit of the Participant and/or his Immediate Family Members, or (iii) a partnership or limited liability company in which the Participant and/or his Immediate Family Members are the only partners or members, as applicable. Such a transfer may be made by a Participant only if there is no consideration for the transfer, and subsequent transfers of any NSO shall be prohibited other than in accordance with this Section 10 and by will or the laws of descent and distribution. Following a transfer of an NSO, the NSO shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer, and

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termination of employment or service, retirement, disability, satisfaction of service requirements or performance objectives, and other conditions to exercise of an NSO shall be applied with respect to the original Participant. However, for purposes of exercising the NSO, the term Participant shall refer to the transferee. In addition, for purposes of the death benefit provision of Section 6(d) of the Plan, the Participant’s representatives shall be deemed to refer the transferee, the personal representative of the transferee’s estate, or after final settlement of the transferee’s estate, the successor or successors entitled thereto.

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DMI FURNITURE, INC.

1993 LONG TERM INCENTIVE STOCK PLAN FOR EMPLOYEES

1. DESCRIPTION OF PLAN; EFFECTIVENESS AND TERMINATION

      (a) Name and Background. This is the 1993 Long Term Incentive Stock Plan for Employees (this “Plan”) adopted by DMI Furniture, Inc. (the “Company”). This Plan is an addition to certain prior stock option plans of the Company, the first of which was adopted by the Board of Directors of the Company (the “Board”) on August 11, 1978, approved by the Stockholders on October 9, 1978, and has since expired. The second plan was an amendment to the first plan, adopted by the Board on December 1, 1981 and January 14, 1982. The amendments to this plan were approved by the Stockholders on January 14, 1982 and February 15, 1984. The third plan was adopted by the Board on November 29, 1988 and approved by the Stockholders on February 23, 1989. Each prior plan of the Company provided for grants of stock options to key employees of the Company.

      (b) Purpose and Type of Awards. The purpose of this Plan is to encourage stock ownership by certain officers and other key employees of the Company, including directors of the Company who are also employees (collectively with their legal representatives, the “Participants”), thereby encouraging them to remain in the employ of the Company and enhancing their identity of interest with the Company. It is the intention of the Company that there be issued pursuant to the Plan: (i) non-qualified stock options (“NSOs”); (ii) incentive stock options (“ISOs”) which are intended to satisfy the requirements for tax qualified status under the Internal Revenue Code of 1986, as amended (the “Code”); (iii) performance shares (“Performance Shares”) or performance units (“Performance Units”); (iv) stock appreciation rights (“SARs”); and (v) restricted shares (“Restricted Shares”). Any grant of any option, stock, right or award made under the Plan shall hereinafter be referred to as an “Award.”

      (c) Compliance with Certain Securities and Tax Provisions. It is the intent of the Company that (i) all transactions involving equity securities issued or issuable under this Plan by persons subject to Section 16 of the Exchange Act qualify for the exemption provided by Rule 16b-3 under the Exchange Act, and that cash-only Plan interests held by such persons that might otherwise be deemed to be “derivative securities,” as defined under Rule 16a-1(c) under the Exchange Act, be excluded under Rule 16a-1(c)(3)(i) by virtue of this Plan’s compliance with Rule 16b-3; and (ii) all Options issued as ISOs under Section 6 of this Plan qualify as “incentive stock options” under Section 422 of the Code. Accordingly, if any provision of this Plan or any agreement entered into pursuant hereto does not comply with the requirements of Rule 16b-3 and Section 422 as then applicable to such a transaction or cash-only Plan interest or Option, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such transaction, cash-only Plan interest or Option.

      (d) Effect on Other Plans. Participation in this Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company, and any Awards

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made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided in an agreement entered into pursuant to this Plan or such other plan.

      (e) Effectiveness. This Plan will take effect upon adoption by the Board and subsequent approval by the stockholders of the Company within twelve (12) months after this Plan is adopted by the Board.

      (f) Termination. This Plan shall terminate on the tenth (10th) anniversary of its effectiveness and no Award may be made under this Plan after that date. The Board may amend, alter, suspend or terminate this Plan or the Committee’s authority to grant Awards under this Plan, except that any such amendment, alteration, suspension or termination shall be subject to the ratification or approval of the Company’s stockholders within one year after the Board action if such stockholder ratification or approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board otherwise, in its discretion, determines for any other reason to submit such changes to this Plan to stockholders for approval or ratification. The amendment, alteration, suspension or termination of this Plan shall not, without the consent of such Participant, affect a Participant’s rights under an Award previously granted.

2. SHARES SUBJECT TO PLAN.

      (a) Number of Shares. Awards under the Plan may be made for an aggregate of the greater of (i) 600,000 shares of the Company’s authorized but unissued or reacquired Common Stock, $0.10 par value (the “Common Stock”), or (ii) ten percent (10%) of the combined number of shares of Common Stock issued and outstanding at any one time or subject to issuance at any one time upon the exercise or conversion of any warrant, option, preferred stock or other similar security. Shares of Common Stock subject to an Award are herein referred to as the “Shares.” The Shares are in addition to 267,560 shares of Common Stock which have been issued or are subject to options under prior plans of the Company. The limitations established by each of the preceding sentences of this subsection are subject to adjustment as provided in Section 12 hereof.

      (b) Availability of Shares. If any ISO or NSO (collectively, “Options”) or SAR expires or terminates for any reason during the term of this Plan and prior to its exercise in full, or if Restricted Shares or SARs are forfeited for any reason, the number of Shares related to such Award shall again become available for the grant of Awards thereafter.

3. ADMINISTRATION OF THE PLAN.

      (a) Committee. This Plan will be administered by the Compensation Committee (the “Committee”) appointed by the Board. The Committee will consist of from three to five directors not employed by the Company who will serve at the pleasure of the Board.

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      (b) Membership and Meetings. All members of the Committee shall be “disinterested persons” within the meaning of Rule 16b-3 promulgated pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee will hold meetings when a quorum is present at such times and places as it may determine. A quorum shall consist of a majority of the Committee. A majority of the Committee present and voting at a meeting at which a quorum is present, or acts reduced to and approved in writing by a majority of the members of the Committee at any other time, shall be valid acts of the Committee. No director while a member of the Committee shall be eligible to receive an Award under this Plan.

      (c) Authority. Without limiting the foregoing, the Committee shall have the full and final authority, in its sole discretion and from time to time, to:

(i) make and adopt rules and regulations for the administration of this Plan;

(ii) conclusively interpret the provisions of this Plan and decide all questions of fact arising in its application;

(iii) determine the officers and key employees to whom Awards shall be made under this Plan;

(iv) determine the type of Award to be made and the amount, size and terms of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waiver of performance conditions relating to an Award, based in each case on such conditions as the Committee shall determine);

(v) determine the time when Awards will be granted;

(vi) prescribe from time to time the form, and the terms, provisions and conditions (not inconsistent with this Plan) of any agreements to be entered into under this Plan;

(vii) determine whether, to what extent and under what circumstances cash or Shares or a combination thereof payable or deliverable with respect to an Award will be deferred automatically, at the election of the Committee, or at the election of the Participant;

(viii) modify, extend or renew any Award or accept the surrender of any Award (in the case of an Option, to the extent not theretofore exercised) and authorize the granting of a new Award in substitution therefor;

(ix) modify any Option so as to specify a lower exercise price or accept the surrender of any Option and authorize the granting of a new Option in substitution therefore

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specifying a lower price; notwithstanding this subsection, no modification of an Award which adversely affects a Participant shall be made without the consent of the Participant; and

(x) make all other determinations necessary or advisable for the administration of this Plan.

      (d) Delegation. The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its authority with regard to benefits granted to employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act.

      (e) Non-Uniform Determination. The Committee’s determinations under this Plan (including without limitation determinations of the Participant to receive Awards, the form, amount and timing of such Awards, the other terms, provisions and conditions thereof, the terms of the agreements evidencing Awards, and the establishment of values and performance targets) need not be uniform, and may be made by the Committee selectively among persons who receive, or are eligible to receive Awards under this Plan, whether or not such persons are similarly situated.

      (f) Indemnification. The interpretation and construction by the Committee any provision of this Plan or of any Award made hereunder shall be final. The members of the Committee shall be indemnified by the Company to the full extent permitted by applicable law and the Company’s Certificate of Incorporation and By-laws. In addition, each Participant, by his or her participation in this Plan, releases each member of the Committee of and from all losses, costs, damages and other liabilities and obligations, including attorneys fees, arising in connection with this Plan, its administration and all Awards hereunder, except only damages which a Participant can show arose directly from a member’s willful misconduct or fraud.

4. PARTICIPANTS.

      (a) Eligibility. Eligible Participants in this Plan shall be such officers and other key employees of the Company as may be selected from time to time by the Committee. Neither Directors of the Company who are not otherwise officers or employees of the Company, nor members of the Committee, shall be eligible to participate in this Plan. A Participant who is granted an Award may be granted more than one Award.

      (b) Factors. In making any determination as to employees to whom Awards shall be granted and as to the number of Shares to be subject to such Awards, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of this Plan.

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      (c) Other Agreements. Additionally, the Committee shall take into account whether any employment or other agreement entered into between the Company and an employee, who is or may be a Participant, provides for the issuance to the Participant of equity in the Company of a nature equivalent to any type of Award, and whether an Award should be made to such Participant to satisfy the Company’s obligations under such an agreement, all in accordance with the terms and conditions of this Plan.

5. TERMS AND CONDITIONS OF AWARDS UNDER THIS PLAN.

      Awards under this Plan may be in the form of ISOs, NSOs, Performance Shares, Performance Units, SARs and Restricted Shares, either separately or in such combination as the Committee may in its discretion deem appropriate.

6. STOCK OPTIONS.

      ISOs and NSOs shall be evidenced by stock option agreements which shall contain in substance and/or incorporate by reference the terms and conditions set forth in this Section 6. ISOs may be granted under the Plan covering an aggregate of 600,000 Shares. If a Participant is issued Options hereunder or under another Company stock option plan which are exercisable for the first time in any one calendar year and which cover Common Stock having an aggregate Fair Market Value (as defined in subsection (a)(ii) below) exceeding $100,000 as of the date of issue, such options shall not be treated as tax-qualified incentive stock options to the extent of the excess. Such options shall be so disqualified in reverse order of grant.

      (a) Option Price.

(i) The purchase price per Share deliverable upon the exercise of an Option shall not be less than 100% of the Fair Market Value (as defined in subsection (ii) below) of the Shares on the day the Option is granted, as determined by the Committee; provided, however, that (A) in the event the Participant is granted an ISO, and, immediately prior to the grant of the Award, is the beneficial owner of more than ten (10) percent of the Company’s outstanding voting stock, the price per Share payable on the exercise of the Option will be not less than one hundred ten (110%) percent of the Fair Market Value per Share of the outstanding Shares on the date the Option is granted; and (B) in the event the Participant is granted a NSO, the price per Share payable on the exercise of the Option will be not less than fifty (50%) percent of the Fair Market Value per Share of the outstanding Shares on the date the Option is granted. Subject to the foregoing, the Committee in fixing the price per Share will have full authority and discretion.

(ii) The Fair Market Value of Shares shall be the closing price of such Shares on the exchange on which such Shares are traded, as reported on the date of grant, or, if no closing price is reported on that date, the closing bid price on the most recent trading day immediately preceding the date of the grant.

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      (b) Exercise of Option.

(i) Each Option Agreement shall state the period or periods of time within which the Option may be exercised by the Participant, in whole or in part, which shall be such period or periods of time as may be determined by the Committee at the time of grant, PROVIDED THAT, the exercise period shall not end later than (A) five years after the date of the grant of an ISO to a Participant who, immediately prior to the grant of the Award, is the beneficial owner of more than ten (10) percent of the Company’s outstanding voting stock, or (B) otherwise, ten years after the date of the grant of the Option. Each Option shall in any event expire immediately upon the termination of the applicable exercise period set forth above and shall be void and unexercisable thereafter.

(ii) To qualify for an exemption under Section 16(b) of the Exchange Act, at least six (6) months must elapse from the date of grant of an Option to the date of disposition of the Option (other than upon exercise thereof) or the Common Stock issuable upon exercise thereof.

      (c) Payment for Shares.

(i) The price payable on the exercise of any Option in whole or in part shall be equal to the Option price multiplied by the number of Shares as to which the Option is exercised, and shall be paid in cash or by certified check, along with any applicable tax withholding.

(ii) If permitted by the Committee, in its sole discretion, payment in full or in part may be made in the form of Common Stock owned by the Participant for at least six (6) months prior to the date the Option is exercised (based on the Fair Market Value of the Common Stock on such date). The Committee, in its sole discretion, may also permit certain Participants to exercise any Option or portion thereof and tender the Shares so acquired at their Fair Market Value in payment of the Option price, and to exercise other Options immediately and successively. Except with respect to the successive exercise of Options, Shares delivered in payment of the Option price shall be evidenced by negotiable stock certificates registered either in the sole name of the Participant or the names of the Participant and spouse, or by any combination of cash or Shares. No Shares shall be issued unless the Participant has fully complied with the provisions of this Plan.

(iii) With respect to any Participant subject to Section 16(b) of the Exchange Act, any election by a Participant to pay the exercise price in Shares or other Common Stock shall be made during the period beginning on the third (3rd) business day following the release for publication of quarterly or annual financial information required to be prepared and disseminated by the Company pursuant to the requirements of the Exchange Act and ending on the twelfth (12th) business day following such date. This condition shall be deemed to be

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satisfied when the specified financial data appears on or in a wire service, financial news service, or newspaper of general circulation or is otherwise first made publicly available.

      (d) Rights Upon Termination of Employment.

(i) In the event that a Participant ceases to be an employee of the Company for any reason other than death, disability, retirement (including early retirement) or involuntary separation without cause, all Options granted to such Participant shall terminate forthwith or at such other time as determined by the Committee.

(ii) In the event employment ceases because a Participant dies or becomes disabled prior to expiration of any unexercised Option, such Participant shall have the right to exercise the Option during its term within a period of twelve (12) months after the date employment so ceased (and the Option shall expire at the end of such period), to the extent that the Option was exercisable on the date employment ceased due to death or disability, or during such other period and subject to such terms as may be determined by the Committee.

(iii) In the event employment ceases because a Participant is involuntarily separated without cause or retires prior to expiration of any unexercised Option, such Participant shall have the right to exercise the Option during its term within a period of three (3) months after the date employment so ceased (and the Option shall expire at the end of such period), to the extent that the Option was exercisable on the date employment ceased, or during such other period and subject to such terms as may be determined by the Committee.

(iv) As used in this Plan, (A) “disability” shall have the meaning set forth in Section 22(e)(3) of the Code, and (B) the phrase “involuntary separation without cause” means a termination of employment by the Company for reasons other than substantial failure to perform duties, material violation of Company policies, unethical activities, misconduct, fraud, or illegal act; PROVIDED THAT, an “involuntary separation without cause” does not include a resignation or a voluntary separation from employment, in either case initiated by the Participant.

7. STOCK APPRECIATION RIGHTS.

      Awards may be made from time to time in the form of SARs, which shall be evidenced by stock appreciation rights agreements which shall contain in substance and/or incorporate by reference the following terms and conditions:

      (a) Award. Each SAR shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares of the Company at the time of exercise, as determined by the Committee, over (ii) a specified price which shall not be less than 100% of the Fair Market Value of the Shares at

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the time the SAR was granted, or, if connected with a previously granted Option, not less than 100% of the Fair Market Value of the Shares at the time such Option was granted. An SAR may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option.

      (b) Term. SARs shall be granted for a period of not less than one (1) year nor more than ten (10) years and shall be exercisable in whole or in part at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee at the time of grant; PROVIDED THAT no SAR shall be exercisable, in whole or in part, during the six-month period starting with the date of grant.

      (c) Rights Upon Termination of Employment.

(i) In the event that a Participant ceases to be an employee of the Company for any reason other than death, disability, retirement (including early retirement) or involuntary separation without cause, all SARs granted to such grantee shall terminate forthwith or at such other time as determined by the Committee.

(ii) In the event employment ceases because a Participant dies or becomes disabled without having fully exercised such Participant’s SARs, the Participant shall have the right to exercise the SARs during their term within a period of twelve (12) months after the date employment ceased due to death or disability (and the SAR shall expire at the end of such period), to the extent that the right was exercisable on the date employment so ceased, or during such other period and subject to such terms as may be determined by the Committee.

(iii) In the event employment ceases because a Participant is involuntarily separated without cause or retires prior to expiration of his or her SARs, the Participant shall have the right to exercise the SARs during their term within a period of three (3) months after the date employment so ceased (and the SAR shall expire at the end of such period), to the extent that the SARs were exercisable on the date employment ceased, or during such other period and subject to such other terms as determined by the Committee.

      (d) Section 16(b) Compliance. The Committee may establish such additional terms and conditions, without limiting the foregoing, as it determines to be necessary or desirable to avoid “short-swing profit” liability in connection with an SAR under Section 16(b) of the Exchange Act.

      (e) Payment. Upon exercise of an SAR, payment shall be made solely in cash.

      (f) Incentive Stock Options. SARs may be granted in connection with an ISO, but shall not be granted in a manner or form which will result in the failure of such ISO to qualify as an “incentive stock option” under Section 422 of the Code, or regulations thereunder.

8. PERFORMANCE SHARES AND PERFORMANCE UNITS.

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      Performance Shares and Performance Units shall be evidenced by performance agreements which shall contain in substance and/or incorporate by reference the following terms and conditions:

      (a) Performance Period. At the time of each Award of Performance Shares or Performance Units, the Committee shall establish with respect to such Award a performance period of not less than two nor more than five years.

      (b) Valuation. At the time of each Award, the Committee shall establish with respect to such Award a number of Shares or a value for each unit, which shall not thereafter change or which may be fixed or varied thereafter and determinable from criteria specified by the Committee at the time of the Award.

      (c) Performance Targets.

(i) At the time of each Award, the Committee shall establish maximum and minimum performance targets to be achieved with respect to each such Award during the performance period. The Participant shall be entitled to delivery of all Performance Shares or to payment with respect to all Performance Units awarded if the maximum target is achieved during the performance cycle, but shall be entitled to delivery of a portion of Performance Shares or to payment with respect to all Performance Units awarded according to the level of achievement of performance targets, as specified by the Committee, for performance during the performance period which meets or exceeds the minimum target but fails to meet the maximum target.

(ii) The performance targets established shall relate to performance of the Company, any constituent company, or any division or unit thereof and may be established in terms of growth in gross revenue, earnings per share, ratio of earnings to shareholders’ equity or to total assets or such other performance targets as may be determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weight, and they may relate to absolute performance, or relative performance as measured against other time periods or other corporations, divisions or units. Targets for the same performance period may be different for Performance Shares and for Performance Units.

      (d) Adjustments. At any time prior to delivery of Performance Shares or Performance Units, the Committee may adjust previously established performance targets and other terms and conditions, including the Company’s or other corporations’ financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or extraordinary, unusual or non-recurring items or events.

      (e) Delivery or Payment. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained for such period as well as the extent to which the other terms and conditions established by the

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Committee have been met. The Committee shall determine what, if any, Shares are due on a Performance Shares Award and what, if any, payment is due on a Performance Unit Award. At the discretion of the Committee, a Performance Unit Award may be paid in Shares.

      (f) Termination of Employment.

(i) In the event that a Participant holding a Performance Award ceases to be an employee of the Company prior to the end of the applicable performance period by reason of death, disability, retirement (including, with the consent of the Company, early retirement) or involuntary separation without cause, the Participant’s Performance Shares or Performance Units, to the extent earned under the applicable performance targets, shall be deliverable or payable at the end of the performance period in proportion to the active service of the Participant during the performance period, as determined by the Committee.

(ii) Upon any other termination of employment, participation shall terminate forthwith and all outstanding Awards held by the Participant shall be canceled unless the Committee determines otherwise.

9. RESTRICTED SHARES.

      Restricted Shares awarded under this Plan shall be in the form of Shares restricted as to transfer and subject to forfeiture, and shall be evidenced by restricted share agreements which shall contain in substance and/or incorporate by reference the following terms and conditions:

      (a) Restriction Period. Restricted Shares awarded pursuant to this Plan shall be subject to such terms, conditions, and restrictions, including without limitation prohibitions against transfer, substantial risks of forfeiture and attainment of performance objectives, for such period or periods of time as shall be determined by the Committee at the time of grant.

      (b) Restriction Upon Transfer. Restricted Shares awarded, and the right to vote such Restricted Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such Restricted Shares. Notwithstanding the foregoing, and except as otherwise provided in this Plan, the Participant shall have all the other rights of a shareholder including but not limited to, the right to receive dividends and the right to vote such Restricted Shares.

      (c) Certificates. Each certificate issued in respect of Restricted Shares awarded to a Participant shall be deposited with the Company or its designee, and shall bear the following legend:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and

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restrictions against transfer) contained in the DMI Furniture, Inc. 1993 Long Term Incentive Stock Plan for Employees and an Agreement entered into between the registered owner and DMI Furniture, Inc. Release from such terms and conditions shall obtain only in accordance with the provisions of this Plan and Agreement, a copy of each of which is on file in the office of the Secretary of DMI Furniture, Inc.”

      (d) Lapse of Restrictions. Each Restricted Share Agreement shall specify the terms and conditions upon which any restrictions upon Restricted Shares awarded under this Plan shall lapse, as determined by the Committee at the time of grant. Upon the lapse of such restrictions, certificates(s) free of any restrictive legend shall be issued to the Participant.

      (e) Termination Prior to Lapse of Restrictions. In the event that a Participant ceases to be an employee of the Company for any reason prior to the lapse of restrictions applicable to any Restricted Shares awarded to such Participant, all Restricted Shares as to which there still remain unlapsed restrictions shall be forfeited by such Participant to the Company without payment of any consideration by the Company, and the Participant shall not thereafter have any further rights or interest in such shares or certificates.

10. NONTRANSFERABILITY.

      An Award (other than Performance Shares or Restricted Shares no longer subject to risk of forfeiture) shall not be assignable or transferable otherwise than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” (as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), and may be exercised, during the lifetime of the Participant, only by such Participant or his or her guardian or legal representative.

11. CHANGE IN CONTROL.

      Upon a Change in Control in the Company, each Option, Performance Unit and SAR previously granted and not exercised shall become immediately exercisable to the same extent and in the same manner as if it had become exercisable in accordance with the provisions of this Plan and the agreement under which it was originally issued. Upon a Change in Control in the Company, each Restricted Share previously granted and still subject to forfeiture in accordance with the provisions of this Plan and the agreement under which it was originally issued, shall not thereafter be subject to forfeiture. For purposes of this Plan, a “Change in Control” of the Company shall be deemed to have occurred if:

      (a) Any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty (20%) percent or more of the

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combined voting power of the Company’s then outstanding capital stock, unless such person is the Company, any subsidiary of the Company, a related benefit plan or trust or another corporation in which shareholders of the Company own fifty percent (50%) or more of such corporation’s voting stock;

      (b) During any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Board, unless the nomination of each new director for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period;

      (c) Upon the consummation of (i) any merger or consolidation of the Company in which the Company would not be the surviving corporation, or pursuant to which Common Stock is converted to cash, securities or other property, other than a merger of the Company in which holders of Shares have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all, or substantially all, of the assets of the Company; or

      (d) Any person (other than the Company itself) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control of the Company.

12. ADJUSTMENTS.

      In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange or shares or the like, the Committee shall adjust the number of Shares which may be issued under this Plan and shall provide for an equitable adjustment of any outstanding Award or the number or kind of Shares issuable pursuant to an outstanding Award under this Plan.

13. GENERAL RESTRICTIONS.

      The Company’s obligations with respect to each Award under this Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an Award with respect to the disposition of Shares is necessary or desirable as a condition of or in connection with the granting of such Award or the issue or purchase of Shares thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

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14. RIGHTS TO TERMINATE EMPLOYMENT.

      Nothing in this Plan or any agreement entered into pursuant to this Plan shall confer upon the Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such Participant.

15. RIGHTS OF A STOCKHOLDER.

      No Participant shall have any rights as a stockholder of the Company (a) with respect to any Shares subject to an Award until, in the case of an Option, such Option has been exercised, and in all cases, a certificate with respect to the Shares subject to such Award has been issued to the Participant, or (b) with respect to SARs or Performance Units. No adjustment in Shares subject to an Award or in SARs or Performance Units shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights, except only as to Shares subject to an Award for which the record date is prior to the date such Shares have been purchased and issued.

16. PURCHASE FOR INVESTMENT.

      Unless the Shares subject to an Award are registered under the Securities Act of 1933, as amended (the “Securities Act”), and comply with all other laws, regulations and rules applicable thereto, the issuance of such Shares will be conditioned on obtaining appropriate representations, warranties, and acknowledgements of the Participant that:

      (a) Participant’s acquisition of such Shares is and will be for investment, and not with a view to public resale or distribution thereof;

      (b) Such Shares are not registered under the Securities Act and may not be sold or otherwise transferred unless such Shares have been registered under the Securities Act or in connection with the sale or other transfer counsel satisfactory to the Company delivers to the Company a written opinion that the sale or other transfer is exempt from registration under the Securities Act, and is being made in compliance with any other applicable law, including all applicable states securities laws;

      (c) All certificates for Shares delivered under this Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or system upon which the Common Stock is then listed, and any applicable federal, state or foreign securities law; and

      (d) The Committee may cause a legend or legends to be put on all certificates evidencing such Shares to make appropriate reference to the foregoing restrictions.

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17. TAX WITHHOLDING.

      Whenever the Company proposes or is required to issue or transfer Shares under this Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and/or local tax withholding requirements prior to the delivery of any certificate for such Shares or, in the discretion of the Committee, the Company may withhold from the Shares to be delivered Shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under this Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy all federal, state and/or local tax withholding requirements. In addition, in all cases the Company shall have the right to take whatever action it deems necessary to protect its interests with respect to tax liabilities.

18. REFERENCES TO SPECIFIC LAWS.

      All references herein to specific provisions of statutes, rules or regulations shall include all future amendments thereto and all provisions which replace such referenced provisions.

19. GOVERNING LAW.

      To the extent that the federal laws do not otherwise control, this Plan shall be governed by and construed in accordance with the laws of the state of Delaware.

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